Exhibit 5.3

[On De Brauw Blackstone Westbroek London B.V. headed notepaper]

To Shell International Finance B.V. (the “Issuer”)

Carel van Bylandtlaan 30

2596 HR DEN HAAG

the Netherlands

Date 31 October 2014	Ernest Meyer Swantee
Advocaat

Our    ref. M21760169/1/91006732/CDB

Dear Sir/Madam,

Shell International Finance B.V. (the “Issuer”)

Royal Dutch Shell plc (the “Guarantor”)

Shelf registration of debt securities (as defined in more detail below, the

“Registration”)

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1	A copy of:

(a)	the forms of the Indentures;

(b)	the Forms of the Securities; and

(c)	the Registration Statement.

3.2	A copy of:

(a)	the Issuer’s deed of incorporation and its articles of association, as provided to me by the Chamber of Commerce (Kamer van Koophandel); and

(b)	the Trade Register Extract.

3.3	A copy of each Corporate Resolution.

In addition, I have obtained the following confirmations on the date of this opinion:

3.4	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

3.5

(a)	Confirmation by telephone from the court registry of the District Court of the place where the Issuer has its corporate seat, derived from that Court’s Insolvency Register; and

(b)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Issuer is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	Each confirmation referred to in this opinion is true.

(d)

(i)	The Indentures will have been entered into;

(ii)	all Securities will have been issued; and

(iii)	the Registration Statement has been filed with the SEC;

in a form referred to in this opinion (in the case of the Securities and the Indentures, without material deviation).

4.2

(a)	Each Corporate Resolution has been validly passed and remains in full force and effect without modification.

(b)	The issue by the Issuer of the Securities will have been validly authorised in accordance with the Issuer’s articles of association at the time of authorisation.

4.3

(a)	The Indentures are within the capacity of and powers of, and will have been validly authorised and entered into by, each party other than the Issuer.

(b)	All Securities:

(i)	are within the capacity and powers of each party other than the Issuer;

(ii)	will have been validly issued and accepted by each party.

(c)	Where required, the Securities will have been validly authenticated in accordance with the Indentures.

(d)	The Indentures and the Securities will have been signed on behalf of the Issuer by its managing directors in accordance with its articles of association or by a person authorised to do so.

4.4	Under New York Law by which the Indentures and the Securities are expressed to be governed, when validly signed by all the parties, the Indenture and the Securities are valid, binding on and enforceable against each party.

4.5	The ranking and subordination provisions in the Subordinated Indenture do not have the effect that the Issuer’s creditors (other than the parties to the Indenture and the holders of Securities) are prejudiced.

4.6	No Security qualifies as a game or wager (spel of weddingschap) within the meaning of Section 7A:1825 CC and no issue of Securities falls within the scope of the Games of Chance Act (Wet op de kansspelen).

4.7

(a)

(i)	All Securities offered to the public (aangeboden aan het publiek) in the Netherlands, have been, are and will be so offered in accordance with the FMSA and, to the extent applicable, the Offer Regulations.

(ii)	No Securities have been, are or will be admitted to trading on the regulated market of NYSE Euronext Amsterdam or on any other regulated market in the Netherlands.

(b)	At the time when it disposed or disposes of any Securities in the context of any offer of Securities, the Issuer did or does not possess inside information (voorwetenschap) in respect of itself or the trade in the relevant Securities.

4.8	The Issuer complies with Section 3:2 FMSA and therefore does not require a banking licence pursuant to that Act.

4.9	The Indentures and each transaction entered into pursuant to them will have been entered into on an arm’s length basis.

5	Opinion

Based on the documents and confirmations referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1	The Issuer has been incorporated and exists as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

5.2

(a)	The Issuer has the corporate power to enter into and perform the Indentures and to issue and perform the Securities.

(b)	The Issuer has taken all necessary corporate action to authorise its entry into and performance of the Indentures.

5.3	The entry into and performance of the Indentures and the issue and performance of the Securities by the Issuer do not violate Dutch law or the Issuer’s articles of association.

5.4	The choice of New York Law as the governing law of the Indentures and the Securities is recognised and accordingly that law governs the validity, binding effect on and enforceability against the Issuer of the Indentures and the Securities.

5.5	The statements in the prospectus included in the Registration Statement under the heading “Taxation — Dutch Taxation” and “Enforceability of Certain Civil Liabilities”, to the extent they are statements as to Dutch law, are correct.

6	Qualifications

This opinion is subject to the following qualifications:

6.1	This opinion is subject to any limitations arising from bankruptcy, suspension of payments, emergency measures, (other) Insolvency Proceedings or other laws relating to or affecting the rights of creditors.

6.2	The recognition of New York Law as the governing law of the Indentures and the Securities:

(a)	will not prejudice the provisions of the law of the European Community (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the Indentures were entered into and the Securities were issued (other than the choice of New York Law as the governing law of the Indentures or the Securities, as applicable) are located in one or more Member States of the European Union;

(b)

(i)	will not restrict the application of the overriding provisions of Dutch law; and

(ii)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(c)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(d)	will not prevent regard having to be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3	The enforcement in the Netherlands of the Indentures and the Securities is subject to Dutch rules of civil procedure.

6.4	The enforceability of the Indentures and the Securities may be limited under the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions.

6.5	To the extent that Dutch law applies, any provision that the holder of a Security may be treated as its absolute owner may not be enforceable under all circumstances.

6.6	To the extent that Dutch law applies, title to a Security may not pass if (i) the Security is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Security, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

6.7	To the extent that Dutch law applies, Section 11.02 of the Subordinated Indenture may not be enforceable under all circumstances.

6.8	Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

6.9	Any provision in the Indentures to the effect that:

(a)	in proceedings initiated by the Trustee, the Trustee shall be deemed to represent the holders of the relevant Securities without any need to make those holders party to the proceedings;

(b)	no holder of any Security may institute proceedings with respect to the Securities (including for the appointment of a receiver or trustee) other than within the limits set out in the Indentures;

(c)	the Trustee may in its own name and as trustee of an express trust institute a judicial proceeding, prosecute such proceeding to judgment or final decree and may enforce the same;

(d)	no holder of any Security of any series shall have the right by virtue or by availing of any provision of the Indenture to institute an action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of an administrator, bewindvoerder, receiver, liquidator, curator, sequestrator, trustee or other similar officer or for any other remedy under the Indenture, unless such holder previously shall have given to the Trustee written notice as further provided in the Indenture;

(e)	the Trustee may enforce any Security without producing it;

may not be enforceable.

6.10	In proceedings in a Dutch court for the enforcement of any Indenture or any Security, the court may mitigate amounts due in respect of litigation and collection costs.

6.11	To the extent that any provision of the Indentures or the Securities are general conditions within the meaning of Section 6:231 CC, a holder of a Security may nullify (vernietigen) that provision if (i) the Issuer has not offered the holder a reasonable opportunity to examine the provisions of the Indenture or Securities, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 CC is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Security is a natural person not acting in the conduct of a profession or trade. The provisions such as set out in Sections 5.02 and 5.03 of the Indentures might fall within the scope of Section 6:236 CC.

6.12	If any Security has been signed on behalf of the Issuer (manually or in facsimile) by a person who is on the signing date, but ceases to be before the date of the Security and its authentication and issue, a duly authorised representative of the Issuer, enforcement of the Security in a Dutch court may require that the holder of the Security submit a copy of the relevant Indenture.

6.13	To the extent that Dutch law applies, a power of attorney (including a proxy) (a) does not preclude the principal from performing the legal acts covered by the power of attorney, and (b) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party, and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.14

(a)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(b)	A confirmation derived from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

6.15	I do not express any opinion on:

(a)	any right, or the consequences of exercising any right, to convert a Security into another instrument;

(b)	the validity of any substitution, any form of transfer of a contractual position (contractsoverneming) or any form of assumption of an obligation (schuldoverneming) as provided for in Section 5 of the Indentures or any other in rem matters;

(c)	the validity of any lien as security of the Securities of one or more series of any property or assets as contemplated by Section 7.07 of the Indentures for whatever purpose contemplated by the said section of the Indenture;

(d)	Section 11.05 of the Subordinated Indenture; or

(e)	any taxation matters except for paragraph 5.5.

7	Reliance

7.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

7.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

7.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion under the heading “Legal Matters”, “Enforceability of Certain Civil Liabilities” and “Taxation — Dutch Taxation” in the prospectus included in the Registration Statement.

In giving this consent, we do not admit that we are experts under the Securities Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion.

Yours faithfully,
De Brauw Blackstone Westbroek London B.V.

/s/ Ernest Meyer Swantee

Annex - Definitions

Part 1 - General

In this opinion:

“CC” means the Civil Code (Burgerlijk Wetboek).

“Corporate Resolution” is defined in part 2 (Issuer) of this Annex.

“De Brauw” means De Brauw Blackstone Westbroek London B.V.

“Dutch law” means the law directly applicable in the Netherlands.

“FMSA” means the Financial Markets Supervision Act (Wet op het financieel toezicht).

“Forms of the Securities” means each of:

(a)	the form of senior debt securities filed as exhibit 4.7 to the Registration Statement; and

(b)	the form of subordinated debt securities filed as exhibit 4.8 to the Registration Statement.

“Guarantor” means Royal Dutch Shell plc.

“Indentures” means each of:

(a)	the form of indenture for senior debt securities filed as exhibit 4.3 to the Registration Statement; and

(b)	the form of indenture for subordinated debt securities filed as exhibit 4.4 to the Registration Statement (the “Subordinated Indenture”);

in each case between the Issuer, the Guarantor and the Trustee.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

“Issuer” is defined in part 2 (Issuer) of this Annex.

“New York Law” means the laws of the State of New York.

“Offer Regulations” means:

(a)	Commission Regulation (EC) No 809/2004 of 29 April 2004 implementing Directive 2003/71/EC of the European Parliament and of the Council as regards information contained in prospectuses as well as the format, incorporation by reference and publication of such prospectuses and dissemination of advertisements;

(b)	Commission Regulation (EC) No 2273/2003 of 22 December 2003 implementing Directive 2003/6/EC of the European Parliament and of the Council as regards exemptions for buy-back programmes and stabilisation of financial instruments; and

(c)	Commission Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies to the extent applicable.

“Registration” means the registration by the Issuer and Royal Dutch Shell plc of, inter alia, the Securities with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-3 dated 31 October 2014 in relation to the Registration (including the prospectus, but excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means any senior debt securities and any subordinated debt securities issued by the Issuer under the Indentures and fully and unconditionally guaranteed by the Guarantor, from the date of this opinion and includes, where the context permits:

(a)	the Securities in all forms referred to in this opinion and any coupons, talons and receipts pertaining to the Securities; and

(b)	in relation to an issue of Securities, the provisions of those Securities.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” is defined in part 2 (Issuer) of this Annex.

“Trust Convention” means the 1985 Convention on the Law applicable to Trusts and their Recognition.

“Trustee” means Deutsche Bank Trust Company Americas.

Part 2 - Issuer

In this opinion:

“Corporate Resolution” means each of:

(a)	a written resolution of the Issuer’s managing board (directie) dated 31 May 2005;

(b)	a written resolution of the Issuer’s managing board (directie) dated 5 November 2008; and

(c)	a confirmation provided by e-mail on 24 October 2014 from a legal counsel of the Issuer.

“Issuer” means Shell International Finance B.V., with corporate seat in the Hague.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 29 October 2014.